UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 24, 2012

INVESTVIEW, INC.

(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12244 South Business Park Drive, Suite 240

Draper, Utah 84020

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (801) 889-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities
Item 8.01	Other Events

On October 24, 2012, Investview Inc. (the “Company”) closed its acquisition (the “Closing”) of Instilend Technologies Inc., (“Instilend”), pursuant to the terms of that certain Share Exchange Agreement entered into between the Company, Instilend, Todd Tabacco, Derek Tabacco and Rich L’Insalata, the former shareholders of Instilend (the “Sellers”), dated September 13, 2012.

Upon Closing, the Company acquired 100% of the outstanding securities of Instilend in consideration of 500,000 shares of common stock of the Company and Convertible Promissory Note in the aggregate principal amount of $500,000 (the “Instilend Notes”). The Instilend Notes bears 5% interest per annum and the interest may be paid in cash or shares of common stock. The Instilend Notes mature three years from the date of issuance and converts into common stock at a price of $8.00 per share. The Company withheld 50,000 shares of common stock to satisfy certain tax liabilities of Instilend. In addition, each of the Sellers entered into employment agreements (the “Employment Agreements”), non-compete agreements and lock-ups agreements with the Company. Pursuant to the Employment Agreements, each of the Sellers have been retained as Vice Presidents of the Company for terms of three years, receiving annual salaries of $156,000. In the event the Company’s monthly revenue is less than the targeted monthly revenue then the Sellers, in lieu of receiving cash, will receive a pro-rata portion of their salary in shares of common stock.

Upon Closing, Instilend became a 100% owned subsidiary of the Company. Instilend owns the Matador platform and LendEQS platform, client list of a software program known as Stock Locate and the related website, www.locatestock.com.

As of the date hereof, the Company is obligated on the Instilend Notes issued to the Sellers. The Instilend Notes are a debt obligation arising other than in the ordinary course of business, which constitute a direct financial obligation of the Company.   The shares of common stock and the Instilend Notes were offered and sold to the Sellers in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and/or Rule 506 promulgated thereunder. Each Seller is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Share Exchange Agreement between Investview Inc., Todd Tabacco, Derek Tabacco, Rich L’Insalata and Instilend Inc. (1)

99.1	Audited consolidated financial statements of Instilend Technologies Inc. for the year ended March 31, 2012 (to be filed by amendment)

99.2	Unaudited consolidated financial statements of Instilend Technologies Inc. for the quarter ended June 30, 2012 (to be filed by amendment)

(1) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INVESTVIEW, INC.

By:	/s/ John R. MacDonald
Name:	John R. MacDonald
Title:	Chief Financial Officer

Date: October 26, 2012